Exhibit 10.2

SETTLEMENT AGREEMENT

This settlement agreement (hereinafter, the “Settlement Agreement”) is entered into as of September 30, 2021 between Iroquois Master Fund Ltd., (“Iroquois”), on the one hand, and MassRoots, Inc. (“MassRoots”), Isaac Dietrich (“Dietrich), Danny Meeks (“Meeks”) and Empire Services, Inc. (“Empire”) (collectively, “Respondents”) on the other, with reference to the following Recitals. Iroquois, MassRoots, Dietrich, Meeks and Empire are individually referred to herein as a “Party”, and collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, on or about June 30, 2021, Iroquois commenced an arbitration against Respondents before the American Arbitration Association, entitled Iroquois Master Fund Ltd. v. MassRoots, Inc, Isaac Dietrich, Daniel Meeks, and Empire Services, Inc. (Case No. 01-21-0004-5705) (the “Arbitration”), in which Iroquois asserted claims against Respondents relating to a warrant, dated July 21, 2017, issued by MassRoots and subsequently purchased by, and re-issued by MassRoots to, Iroquois (the “Warrant”);

WHEREAS, on or about July 19, 2021, Dietrich, Meeks and Empire commenced a lawsuit in the U.S. District Court for the Southern District of New York, entitled Isaac Dietrich, Danny Meeks and Empire Services, Inc. v. Iroquois Master Fund Ltd. (Case No. 21 cv 06167), seeking, inter alia, certain injunctive relief against Iroquois (the “Lawsuit”);

WHEREAS, on or about August 20, 2021, Iroquois asserted counterclaims against Dietrich, Meeks and Empire in the Lawsuit;

WHEREAS, the Parties desire to resolve and settle all claims and counterclaims between them, including without limitation those claims and counterclaims asserted in the Arbitration and/or the Lawsuit;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:

1. Simultaneous with the execution of this Settlement Agreement, the Parties shall execute in counterparts a mutual release in the form annexed hereto as Attachment A (the “Mutual Releases”). Counsel for the Parties shall exchange executed Mutual Releases and shall hold them in escrow pending notification from counsel for Iroquois that the Settlement Payment (as defined herein) and MassRoots preferred stock described in Paragraph 10 of this Settlement Agreement have been received by Iroquois.

2. Simultaneous with the execution of this Settlement Agreement, counsel for the Parties shall execute in counterparts (a) the Stipulation of Dismissal of the Arbitration with Prejudice, annexed hereto as Attachment B (the “Arbitration Stipulation”), (b) the Stipulation of Dismissal of the Lawsuit with Prejudice, annexed hereto as Attachment C (the “Lawsuit Stipulation” together with the Arbitration Stipulation, the “Stipulations”); the Exchange Agreement annexed hereto as Attachment E (the “Exchange Agreement”); and the related Certificate of Designation defining the rights, privileges and limitations of the preferred stock annexed hereto as Attachment F (the “Series Z COD”) . The executed Stipulations shall be provided to counsel for Respondents, who will hold them in escrow pending notification from counsel for Iroquois that the Settlement Payment and MassRoots preferred stock described in Paragraph 10 of this Settlement Agreement have been received by Iroquois.

3. This Settlement Agreement may be executed in counterparts.

4. The Parties agree to execute such other and further documents as may be reasonably required to effect and complete the purpose of this Settlement Agreement.

5. The execution of this Settlement Agreement shall not constitute, nor is it in any way, an admission by any of the Parties of any liability or wrongdoing of any type, kind or nature.

6. The Parties represent and acknowledge that in executing this Settlement Agreement, they do not rely, and have not relied, upon any representation or statement not set forth in this Settlement Agreement with regard to the subject matter, basis, or effect of this Settlement Agreement or otherwise. All Parties cooperated in the drafting and preparation of this Agreement with advice of counsel. This Settlement Agreement shall not be construed against any Party on the ground that it was the drafter of this Settlement Agreement or on any other grounds. The Parties affirm that they are competent to execute this Settlement Agreement, that their execution of this Settlement Agreement has not been obtained by duress and that this Settlement Agreement is the product of reasonable and good faith negotiations. The Parties further acknowledge that they are represented by counsel of their choice, that they have carefully reviewed the provisions of this Settlement Agreement with their counsel and that they understand them and voluntarily accept them as binding.

7. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and any of their respective heirs, administrators, executors, legal or personal representatives, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, stockholders, attorneys and insurers.

8. The Parties shall each bear their own costs and attorneys’ fees in connection with this Settlement Agreement, including but not limited to all costs and attorneys’ fees in connection with the Arbitration and Lawsuit.

9. Each individual executing this Settlement Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Settlement Agreement to the terms of this Settlement Agreement and agrees to indemnify and hold harmless each other Party against any claim for which such authority did not exist.

10. Within five (5) business days of the receipt by counsel to Respondents of a copy of this Settlement Agreement executed by Iroquois, MassRoots, on its own behalf and on behalf of Dietrich, Meeks and Empire, shall: (a) pay by wire the sum of $1,000,000 (ONE MILLION DOLLARS) (the “Settlement Payment”) to Iroquois; and (b) issue to Iroquois shares of MassRoots preferred stock (Series Z) (collectively, the “Series Z Shares”) sufficient in number such that if they are converted into MassRoots’ common stock (“Common Stock”) by Iroquois upon or after any closing of an acquisition of Empire by MassRoots, such shares of Common Stock will be equal in number to 9.99% of the issued and outstanding shares of Common Stock at the time of such acquisition (collectively, the “Converted Shares”).1 Simultaneous with its execution of this Settlement Agreement, Iroquois will provide wire transfer instructions to MassRoots. The period commencing on the execution of this Settlement Agreement by Iroquois and ending (a) one hundred eighty (180) days after the consummation of the next sale of Common Stock by means of an effective Registration Statement on Form S-1 filed with the SEC in conjunction with the listing on NASDAQ (“the NASDAQ Listing”), or (b) two hundred seventy (270) days from the date of this Settlement Agreement, whichever is earlier, shall constitute a lock-up period (the “Lock-Up Period”). For the avoidance of doubt, the Lock-Up Period shall expire no later than two hundred seventy (270) days from the date of this Settlement Agreement. Iroquois agrees that it will not, without the prior written consent of MassRoots, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer (collectively, to “Transfer”) any of the Series Z Shares or the Converted Shares during the Lock-Up Period. Iroquois further acknowledges and agrees that, for ninety (90) days after the Lock-Up Period ends (the “Post Lock-Up Period”), on any given trading day, it may only Transfer the shares of Common Stock representing no more than five percent (5%) of the daily trading volume of the shares of Common Stock. Notwithstanding the foregoing and any other provision of this Settlement Agreement, the Parties agree that, if the five (5) day VWAP closing price per share of Common Stock, as reported by the then trading market, increases by fifty percent (50%) or more from its price on the date that MassRoots first uplists its Common Stock on a Senior Exchange, the Post-Lock Up Period shall automatically end, and Iroquois will be permitted Transfer any number shares of MassRoots Common Stock.

11. Promptly after receipt of both the Settlement Payment and the Series Z Shares by Iroquois, counsel for Iroquois shall provide written notice to counsel for Respondents. Upon such notification, counsel for the Parties are authorized to release the executed Mutual Releases to their respective clients and counsel for Respondents is authorized to file the Arbitration Stipulation with the American Arbitration Association and the Lawsuit Stipulation with the U.S. District Court for the Southern District of New York.

[1]	In entering into this Settlement Agreement, MassRoots, Meeks and Dietrich represent and warrant that the Class Z preferred stock being issued to Iroquois contains certain anti-dilution provisions that will ensure that, regardless of any subsequent issuances of any convertible debt or equity in MassRoots, Iroquois will maintain its right to convert into 9.99% of MassRoots common stock up to the time of the NASDAQ Listing as defined herein (the “Anti-Dilution Provisions”). MassRoots, Meeks and Dietrich further represent and warrant that such Anti-Dilution Provisions will remain in existence (and shall not expire) until the occurrence of the NASDAQ Listing. In addition, in entering into this Settlement Agreement, MassRoots, Meeks and Dietrich further represent and warrant that if, prior to or in connection with the uplisting of the Common Stock to a Senior Exchange, MassRoots issues to Meeks, or to any entity owned or controlled in whole or in part by Meeks (or any member of Meeks’ family) any warrants for the purchase of any Common Stock (the “Meeks Warrant”), MassRoots will issue a warrant to Iroquois with the same rights and terms as the Meeks Warrant to Iroquois.

12. Iroquois agrees that any rights of Iroquois, and any duties owed by MassRoots to Iroquois, under the Warrant are hereby terminated so long as MassRoots complies with its obligation under this Settlement Agreement to make the Settlement Payment and transfer the Series Z Shares to Iroquois. For the avoidance of doubt, if MassRoots fails to make the Settlement Payment or to transfer the Series Z Shares in compliance with its obligations under this Settlement Agreement, the waiver set forth herein shall be of no effect, and Iroquois will retain all of its rights, and MassRoots will continue to owe all its duties, under the Warrant.

13. Iroquois acknowledges that in connection with Respondents’ entry into this Settlement Agreement, Meeks and Empire are entering into an agreement relating to a loan by Meeks to MassRoots and the issuance of MassRoots preferred stock by MassRoots to Meeks, a copy of which is annexed hereto as Attachment D (the “Meeks/MassRoots Agreement”). Provided that Iroquois receives the Settlement Payment and Series Z shares, Iroquois hereby consents to and waives any objection to the Meeks/MassRoots Agreement, the transactions reflected therein and contemplated thereby, and any acts undertaken by MassRoots, Dietrich, Meeks and/or Empire to effectuate the purposes of the Meeks/MassRoots Agreement. Iroquois further acknowledges that the foregoing consent and waiver of objections is an integral part of this Settlement Agreement, and absent such consent and waiver of objections, Respondents would not be willing to enter into this Settlement Agreement in the absence of the foregoing consent and waiver of objections.

14. This Settlement Agreement is the sole, integrated and entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, negotiations, commitments, understandings and discussions between the Parties with respect to the subject matters covered herein. No covenants, representations or undertakings not specifically contained in this Settlement Agreement, whether oral or written, shall be deemed to exist or to bind any of the Parties to this Settlement Agreement. The Parties acknowledge that they are not relying upon any representations or warranties other than those expressly made in this Settlement Agreement.

15. This Settlement Agreement, or any provision thereof, may not be altered, amended, modified or waived except by a writing executed by all of the Parties. The waiver of any one provision of this Settlement Agreement shall not be deemed to be a waiver of any other provision of this Settlement Agreement.

16. It is the express intention of the Parties that this Settlement Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions.

17. Courts within the State of New York will have exclusive jurisdiction over all disputes between the Parties hereto arising out of or relating to this Settlement Agreement. In connection with any such dispute, each of the Parties consents to and agrees to submit to the jurisdiction and venue of courts within the State of New York, and waives, and agrees not to assert, any claim that (i) such Party is not personally subject to the jurisdiction or venue of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an improper venue or inconvenient forum.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their signatures below:

IROQUOIS MASTER FUND LTD.

By:	/s/ Richard Abbe	Dated: September 30, 2021
Richard Abbe

MASSROOTS, INC.

By:	/s/ Isaac Dietrich	Dated: September 30, 2021
Isaac Dietrich (on behalf of MassRoots, Inc.)

/s/ Isaac Dietrich		Dated: September 30, 2021
Isaac Dietrich (in his individual capacity)

/s/ Danny Meeks		Dated: September 30, 2021
Danny Meeks (in his individual capacity)

EMPIRE SERVICES, INC.

By:	/s/ Danny Meeks	Dated: September 30, 2021
Danny Meeks (on behalf of Empire Services, Inc.)

ATTACHMENT A

MUTUAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

Iroquois Master Fund Ltd.

and each of its heirs, executors, administrators, predecessors, successors, affiliates, assigns, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Claiming Parties”); and

MassRoots, Inc., Isaac Dietrich, Danny Meeks, and Empire Services, Inc.

and each of their heirs, executors, administrators, predecessors, successors, affiliates, assigns, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Responding Parties”), in consideration of this Mutual Release, and the promises set forth in the Settlement Agreement annexed hereto and dated September __, 2021 (the “Settlement Agreement”), and subject to the provisions of that Settlement Agreement, hereby forever release and discharge each other as follows:

1. The Claiming Parties, individually and collectively, hereby release and discharge the Responding Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Claiming Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Responding Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including without limitation all causes of action, claims or counterclaims that were, or could have been, asserted or maintained, whether known or unknown, in the arbitration entitled Iroquois Master Fund Ltd. v. MassRoots, Inc, Isaac Dietrich, Daniel Meeks, and Empire Services, Inc. (AAA Case No. 01-21-0004-5705) and/or the lawsuit in the U.S. District Court for the Southern District of New York, entitled Isaac Dietrich, Danny Meeks and Empire Services, Inc. v. Iroquois Master Fund Ltd. (Case No. 21 cv 06167), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto. For the avoidance of doubt, to the extent that MassRoots, Inc. should fail to make the Settlement Payment and/or to transfer the Series Z Shares required by Paragraph 10 of the Settlement Agreement, the Claiming Parties’ release set forth herein shall be void, unenforceable and of no further effect.

2. The Responding Parties, individually and collectively, hereby release and discharge the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Responding Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Claiming Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including without limitation all causes of action, claims or counterclaims that were, or could have been, asserted or maintained, whether known or unknown, in the arbitration entitled Iroquois Master Fund Ltd. v. MassRoots, Inc, Isaac Dietrich, Daniel Meeks, and Empire Services, Inc. (AAA Case No. 01-21-0004-5705) and/or the lawsuit in the U.S. District Court for the Southern District of New York, entitled Isaac Dietrich, Danny Meeks and Empire Services, Inc. v. Iroquois Master Fund Ltd. (Case No. 21 cv 06167), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto.

1. This Mutual Release may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Mutual Release on the dates set forth below.

IROQUOIS MASTER FUND LTD.

By:	/s/ Richard Abbe	Dated: September 30, 2021
Richard Abbe

MASSROOTS, INC.

By:	/s/ Isaac Dietrich	Dated: September 30, 2021
Isaac Dietrich

/s/ Isaac Dietrich		Dated: September 30, 2021
Isaac Dietrich

/s/ Danny Meeks		Dated: September 30, 2021
Danny Meeks

EMPIRE SERVICES, INC.

By:	/s/ Danny Meeks	Dated: September 30, 2021
Danny Meeks

ATTACHMENT B

ATTACHMENT C

ATTACHMENT D

ATTACHMENT E

ATTACHMENT F